Exhibit 10.23

Execution Version

November 4, 2011

Mattress Holding Corp.

5815 Gulf Freeway

Houston, TX 77023

Attn: Jim R. Black

Re: Amendment to Equity Support Letter

Reference is made to that certain Equity Support Letter (the “Equity Support Letter”), dated as of March 20, 2009, by and among J.W. Childs Equity Partners III, L.P. (the “Investor”), Mattress Holdings, LLC (“Mattress Holdings”), Mattress Firm Holding Corp. (such entity, formerly known as Mattress Interco, Inc., the “Company”), Mattress Intermediate Holdings, Inc. and TCW/Crescent Mezzanine Partners IV, L.P. (“TCW”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Equity Support Letter.

The undersigned, being all the parties necessary to effect an amendment of the Equity Support Letter in accordance with Section 7 thereof, hereby amend the Equity Support Letter as follows:

1. Section 3 of the Equity Support Letter is amended and restated in its entirety as follows:

“3.           Termination. This letter and the respective rights and obligations of the Investor and the other parties under this letter shall terminate automatically and immediately upon the earliest to occur of (a) such time as the aggregate amount of equity investments made in the Company under this letter equals or exceeds the Equity Cure Limit (including for this purpose indirect equity investments in the Company that are made directly in Mattress Holdings in the manner contemplated by Section 1(a) , which equity investments, for the avoidance of doubt, shall not again count toward the Equity Cure Limit when the proceeds thereof are contributed to the Company as contemplated by Section 1(a)), (b) June 5, 2012, (c) the conversion or payment of the entire amount outstanding under the Notes, including all accrued and unpaid amounts thereon, in accordance with the terms of the Notes (as defined in Section 12 hereof) and (d) the acceleration of any amounts due and payable due to the occurrence and continuance of either (i) an Event of Default pursuant to Section 8.01 of the Credit Agreement or (ii) an event of default pursuant to Section 8.01 of the Amended and Restated Loan Agreement dated as of the date hereof (the “Mezzanine Loan Agreement”), among Intermediate Holdings, the lenders from time to time party thereto and TCW, as Administrative Agent for such lenders; provided, however, the foregoing clause (d) will not apply if (A) the Investor or any Mattress Firm Company is in breach of its funding obligations under Section 1(a) of this letter (including for this purposes, in the case of Intermediate Holdings, its obligation to cause Holdings to exercise the Cure Right by making a capital contribution to the Borrower and notify the administrative agent under the Credit Agreement of such exercise in the manner contemplated by Section 1(a)) at the time of such acceleration or (B) the Event of Default or event of default, as the case may be, giving rise to such acceleration occurred when Holdings was not restricted under the Credit Agreement from exercising the Cure Right and was of the type that, subject to the Equity Cure Limit and the other terms and conditions of this letter, could have been avoided by the exercise of the Cure Right using the proceeds of an equity investment under this letter; provided, further, however, that any such Event of Default or event of default resulting solely from actions undertaken by the Investor or any of its managers, members, partners, officers, directors, employees, Affiliates or affiliated funds with the intended purpose of causing the Borrower to intentionally breach any of its covenants under the Credit Agreement as part of a plan by the Investor to cause the termination of its obligations hereunder will not be considered an Event of Default or event of default, as the case may be, for purposes of the foregoing clause (d).”

1. A new Section 12 shall be added immediately after Section 11 of the Equity Support Letter as follows:

“              12.           Notes.    Reference is further made to the 12% payment-in-kind investor notes maturing at various times from October 24, 2012 through March 19, 2015 issued by the Company to TCW, TCW/Crescent Mezzanine Partners IVB, L.P., MAC Capital, Ltd., Life Insurance Company of North America, Connecticut General Life Insurance Company, Partners Group Mezzanine Finance II, L.P. and HSBC Partners Group Global Private Equity (collectively, the “Notes”).”

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IN WITNESS WHEREOF, the parties hereto have executed this amendment to the Equity Support Letter as of the date first above written.

THE INVESTOR:	J.W. CHILDS EQUITY PARTNERS III, L.P.

By: J.W. Childs Advisors III. L.P., its General Partner
By: J.W. Childs Associates, L.P., its General Partner
By: J.W. Childs Associates, Inc., its General Partner

	By:	/s/ David Fiorentino
Name: David Fiorentino
Title: Vice President

THE COMPANY:	MATTRESS FIRM HOLDING CORP.

	By:	/s/ Jim R. Black
Name: Jim R. Black
Title: Chief Financial Officer

TCW:	TCW/CRESCENT MEZZANINE PARTNERS IV, L.P.,
as Administrative Agent for the lenders under the Mezzanine Loan Agreement

	By:	TCW/Crescent Mezzanine Management IV, L.L.C.,
its Investment Manager.
	By:	Crescent Capital Group LP, its Sub-Advisor
	By:	Crescent Capital GP LLC, its General Partner

	By:	/s/ Daniel Honeker
Name: Daniel Honeker
Title: Managing Director

Signature Page to Equity Support Letter Amendment